TERMINATION AGREEMENT

     This TERMINATION AGREEMENT (“Termination Agreement”) is entered into as of June 27, 2012, by and between Apricus Biosciences, Inc., a Nevada corporation (“Apricus”) and PediatRx Inc., a Nevada corporation (“PediatRx”).

     WHEREAS, Apricus and PediatRx (each a “Party” and together the “Parties”) entered into a term sheet dated January 26, 2012 (the “Term Sheet”) and a letter agreement dated February 21, 2012 (the “Letter Agreement”), pursuant to which the Parties contemplated a potential merger transaction whereby Apricus would acquire PediatRx (the “Merger”);

     WHEREAS, as of June 1, 2012, Apricus and PediatRx have mutually agreed to terminate discussions regarding the Merger and thus no longer desire to effect the Merger;

     THEREFORE, in consideration of the mutual terms and covenants contained herein and in satisfaction of certain obligations set forth in the Term Sheet and the Letter Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Apricus and PediatRx agree as follows:

     1. Mutual Termination of the Merger. The Parties hereby acknowledge that they have formally terminated discussions regarding the Merger pursuant to Section 19(a) of the Term Sheet.

     2. Break-up Fee. Apricus shall issue and deliver to PediatRx 373,134 shares (the “Shares”) of Common Stock, par value $0.001 per share (“Common Stock”) in full satisfaction of Apricus’s obligation to pay PediatRx $1,000,000 in Common Stock in the event that the Merger is not consummated on or before June 1, 2012, such payment to be made pursuant to Section 20 of the Term Sheet and as set forth in the Letter Agreement (the “Payment Obligations”). The Parties acknowledge that the Payment Obligations represent additional consideration to be paid by Apricus under each of the Asset Purchase Agreement and Co-Promotion Agreement between the Parties (each as defined below).

     3. Representations and Warranties of PediatRx. PediatRx represents and warrants to Apricus that the statements contained in this Section 3 are true and correct as of the date hereof and will be true and correct as of the date of issuance of the Shares:

(a) Organization. PediatRx represents that it is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has not been organized, reorganized or recapitalized specifically for the purpose of investing in Apricus and has all corporate power and authority to enter into this Termination Agreement and to consummate the transactions contemplated hereby and thereby.

(b) Validity. The execution, delivery and performance of this Termination Agreement, and the consummation by PediatRx of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of PediatRx. This Termination Agreement has been duly executed and delivered by PediatRx and constitutes a valid and binding obligation of PediatRx, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Investment Representations and Warranties. PediatRx understands and agrees that (i) the offering and sale of the Shares has not been registered under the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder (the “Securities Act”) and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available; and (ii) the issuance of the Shares is being made in reliance on federal and state exemptions for transactions not involving a public offering, which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of PediatRx’s representations as expressed herein.

(d) Restricted Securities.

      (i) PediatRx understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Apricus in a private placement under Section 4(2) of the Securities Act and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. PediatRx further agrees that any certificates representing the Shares (each, a “Certificate”) shall bear a restrictive legend in substantially the following form (the “Restrictive Legend”):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     (ii) PediatRx acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. PediatRx understands that Apricus is under no obligation to register the resale of the Shares, except as provided herein.

     (iii) PediatRx is aware of the provisions of Rule 144 under the Securities Act (“Rule 144”), which permit limited resale of securities purchased in a private placement.

(e) Acquisition for Own Account. The Shares to be acquired by PediatRx pursuant to this Termination Agreement are being acquired for its own account and without a view to the public distribution of such Shares or any interest therein other than as permitted under applicable law.

(f) Ability to Protect its Own Interests and Bear Economic Risks. PediatRx has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and PediatRx is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

(g) Access to Information. PediatRx has been furnished with and carefully read a copy of this Termination Agreement and has been given the opportunity to ask questions of, and receive answers from, Apricus concerning the terms and conditions of the Shares and other related matters. PediatRx further represents and warrants to Apricus that Apricus has made available to PediatRx or its agents all documents and information relating to an investment in the Shares requested by or on behalf of PediatRx.

     4. Representations and Warranties of Apricus. Apricus represents and warrants to PediatRx that the statements contained in this Section 4 are true and correct as of the date hereof and will be true and correct as of the date of issuance of the Shares:

(a) Organization. Apricus represents that it is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate power and authority to enter into this Termination Agreement and to consummate the transactions contemplated hereby and thereby.

(b) Validity. The execution, delivery and performance of this Termination Agreement, and the consummation by PediatRx of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Apricus. This Termination Agreement has been duly executed and delivered by Apricus and constitutes a valid and binding obligation of Apricus, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Valid Issuance of Shares. The Shares, when issued and delivered in accordance with the terms of this Termination Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock in the capital of Apricus and free of restrictions on transfer other than restrictions on transfer imposed by law or this Termination Agreement. Based in part on the accuracy of the representations of PediatRx in Section 3 of this Termination Agreement and subject to filings pursuant to applicable state securities laws, the offer, sale and issuance of the Shares to be issued pursuant to and in conformity with the terms of this Termination Agreement will be issued in compliance with all applicable federal and state securities laws.

(d) Confidential Information. Apricus confirms that it has destroyed all Information (defined in the confidentiality agreement (the “Confidentiality Agreement”) dated November 18, 2011 between Apricus and PediatRx) provided by PediatRx to Apricus in connection with the Merger (the “Merger Confidential Information”) and all copies thereof, including, without limitation, any and all documents that may contain abstracts, excerpts or other portions of the Merger Confidential Information in accordance with Section 7 of the Confidentiality Agreement, provided, however, Apricus may retain all Information that relates to the Co-Promotion Agreement, Asset Purchase Agreement and the Bi-Coastal Co-Promotion Agreement (each as defined below).

     5. Form S-3 Registration. In the event that Apricus proposes to file a registration statement on Form S-3 (or any successor form) registering for resale (a “Resale S-3”) by a third party shares of Common Stock, Apricus will, at least ten business days prior to the filing of the Resale S-3, give written notice of the proposed filing to PediatRx. Within five business days following the delivery of a notice of the proposed filing of a Resale S-3, PediatRx may elect to have Apricus also register the resale of part or all of the Shares in the Resale S-3. If Apricus has not filed a Resale S-3 registering shares of Common Stock for resale by a third party by July 31, 2012, Apricus shall file a Resale S-3 for the Shares by no later than such date. Upon filing any such Resale S-3, Apricus will use commercially reasonable efforts to have the registration statement declared effective and to maintain the effectiveness of the registration statement. The foregoing notwithstanding, after the Expiration Date (defined below), Apricus shall have no obligations under this Section 5 to include any portion of the Shares in a Resale S-3 or to maintain the effectiveness of any Resale S-3 registering any portion of the Shares for resale. For purposes of this Section 5, the “Expiration Date” shall mean the date on which the Shares then held by PediatRx may be sold without volume limitations under Rule 144; for the avoidance of doubt, the Expiration Date shall not be calculated with reference to the volume limits set forth below in Section 7 of this Termination Agreement.

     6. Removal of Legend.

     (a) Resale S-3. Certificates evidencing Shares shall not be required to contain the legend set forth in Section 3(d) of this Termination Agreement if a Resale S-3 covering the resale of such Shares under the Securities Act is and remains effective, provided that PediatRx covenants that it shall only sell pursuant to the prospectus contained in the Resale S-3.

     (b) Rule 144. For the purpose of removing the legend set forth in Section 3(d) pursuant to Rule 144, Apricus agrees that June 1, 2012 was the time of the sale of the Shares by Apricus to PediatRx. Provided that PediatRx is not then an "affiliate" of Apricus, the Certificates shall not be required to contain the legend set forth in Section 3(d) of this Termination Agreement if PediatRx gives written notice to Apricus notifying Apricus of its intention to sell such Shares in compliance with Rule 144. If PediatRx proposes to sell such Shares relying on Rule 144, Apricus may require PediatRx to provide to Apricus an opinion of counsel selected by PediatRx and reasonably acceptable to Apricus (at the expense of PediatRx), the form and substance of which will be reasonably satisfactory to Apricus, to the effect that such sale does not require registration under the Securities Act.

     (c) Removal Procedure. Following (1) the effectiveness of the Resale S-3 contemplated in Section (6)(a) of this Termination Agreement or (2) the later of (i) the receipt by Apricus of the notice from PediatRx contemplated in Section 6(b) of this Termination Agreement and (ii) the receipt by Apricus of the opinion of counsel of PediatRx contemplated in Section 6(b) of this Termination Agreement, if required, Apricus shall, following the delivery by PediatRx to Apricus or Apricus’s transfer agent of a legended certificate representing such Shares, use commercially reasonable efforts to promptly deliver or cause to be delivered to PediatRx a certificate representing such Shares that is free of the Restrictive Legend. Apricus may not make any notation on its records or give instructions to any transfer agent of Apricus that enlarge the restrictions on transfer set forth in Section 3(d) of this Termination Agreement.

     7. Selling Restrictions. At such time as the Shares become eligible for resale pursuant to a valid and effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144, PediatRx, on behalf of itself, its successors, assigns and transferees, covenants and agrees that, if it proposes to sell any of the Shares on a public market or quotation service, it shall only be permitted to sell on any given Trading Day (defined below), such number of Shares as does not exceed five percent (5%) of the average daily volume of the Common Stock traded in the previous five (5) Trading Days, as determined on the Principal Exchange. In addition, PediatRx may not sell or transfer any Shares during the first half hour or the last half hour of any Trading Day. PediatRx shall provide written e-mail notice to Apricus on each day it sells any Shares, stating the number of Shares sold that day. PediatRx may sell or transfer any of the Shares in a private transaction not effected on the Principal Exchange (defined below) without complying with the restrictions provided in this Section 7, provided that the purchaser agrees to be bound by this Section 7. Notwithstanding the foregoing, in the event that any of the Shares are sold or otherwise transferred in a private transaction not effected on the Principal Exchange, then the applicable volume limit under this Section 7 shall thereafter be ratably divided among the holders of the Shares after such sale or transfer such that the aggregate sales limit remains fixed at five percent among all holders of the Shares, and the parties to such sale or transfer shall notify Apricus in writing of the agreed upon allocation, which agreement shall be binding on the parties to the transfer. The foregoing volume limit shall no longer apply with respect to any particular Share following the initial sale of such Share on the Principal Exchange. For purposes of this Section 7, “Principal Exchange” shall mean the NASDAQ Capital Market or other public market or quotation service on which the Common Stock is then listed or traded. For purposes of this Section 7, “Trading Day” shall mean any day on which the Common Stock is listed for trading on the Principal Exchange.

     8. Mutual Release. Each Party hereby irrevocably waives, releases and discharges, on behalf of itself, its affiliates, shareholders, officers, directors, employees and representatives, the other Party from any and all liabilities and obligations to such other Party of any kind or nature whatsoever (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding, or the articles of incorporation, bylaws, or other constitutive documents of the Parties or otherwise at law or equity. The foregoing waiver, release and discharge shall not apply, however, in respect of any liability or obligation arising under (i) that certain Asset Purchase Agreement, dated February 21, 2012, by and between Apricus and PediatRx (the “Asset Purchase Agreement”); (ii) that certain Co-Promotion Agreement, dated February 21, 2012, by and among Apricus and PediatRx (the “Co-Promotion Agreement”); (iii) that certain Assignment (the “Assignment”) of rights from PediatRx to Apricus relating to the Bi-Coastal Pharmaceutical Corp. (“Bi-Coastal”) Co-Promotion Agreement (the “Bi-Coastal Co-Promotion Agreement”), dated February 21, 2012 by and between PediatRx, Apricus and Bi-Coastal; (iv) the Confidentiality Agreement; or (v) this Termination Agreement.

     9. Entire Agreement. This Termination Agreement constitutes the entire agreement and understanding of the Parties with respect to the Merger and the Payment Obligations, and supersedes any and all prior or contemporaneous agreements and understandings, whether oral or written, between the Parties with respect to the matters set forth herein. No provision of this Termination Agreement may be amended, modified or waived, except in writing signed by each of the Parties.

     10. Successors. This Termination Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors, legal representatives and assigns.

     11. Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

     12. Governing Law; Dispute Resolution. This Termination Agreement shall be interpreted under California law, excluding conflict-of-law principles. Any dispute arising under or relating to this Termination Agreement shall be resolved in a court of competent jurisdiction located in the City and County of San Diego, California. The prevailing party in any such dispute shall be entitled to be awarded its fees and expenses, including reasonable attorneys’ fees.

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     IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first set forth above.

APRICUS BIOSCIENCES, INC.

By:	/s/ Bassam Damaj
Name:	Bassam Damaj, Ph.D.
Title: President and Chief Executive Officer

PEDIATRX INC.

By:	/s/ Cameron Durrant
Name:	Cameron Durrant, M.D., MBA
Title: President and Chief Executive Officer